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                                  EXHIBIT 23.2

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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated January 30, 2002 accompanying the financial statements of Citizens South Banking Corporation (formerly Gaston Federal Bancorp, Inc.) and subsidiaries and our report dated July 25, 2002 accompanying the financial statements of Innes Street Financial Corporation and subsidiary dated July 25, 2002 as contained in the Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 (333-91498) and the Form AC of Citizens South Banking Corporation and subsidiaries. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts" in this Prospectus.



/s/ Cherry, Bekaert & Holland, L.L.P.
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/s/ Cherry, Bekaert & Holland, L.L.P.



Gastonia, North Carolina
August 13, 2002